Exhibit 10.7.5

FOURTH AMENDMENT

TO

LICENSE AGREEMENT

between The University of South Carolina Research Foundation and NephroGenex, Inc. (assignee of BioStratum Incorporated)

This Fourth Amendment to the License Agreement (“Fourth Amendment”) is made effective as of the date of the last signature to this Amendment (“Fourth Amendment Effective Date”) by and between the South Carolina Research Foundation (“SCRF”) and NephroGenex, Inc., a Delaware corporation (“LICENSEE”) and assignee of BioStratum Incorporated (“BioStratum”).

SCRF and LICENSEE (collectively, “the Parties”) entered into a License Agreement, dated August 27, 2004 (the “Agreement”). The Parties wish to amend the Agreement in accordance with Article 15-11 of such Agreement, and agree that the Agreement is hereby amended as set forth below. Capitalized terms used in this Fourth Amendment that are not otherwise defined herein, shall have the respective meanings set forth in the Agreement.

Amendment. Certain terms of the Agreement are amended and replaced as follows:

Amended Article 4.1B

Annual License Fees shall be due in the amounts listed below, with the first such annual License Fee be due and payable on January 1, 2006 and each succeeding Annual License Fee being due and payable on the according to the following schedule:

2006-2008	$30,000 due on January 1 of each year
2009-2010	$60,000 due on January 1 of each year
2011	Total of $62,000 with $20,000 due June 30, 2011 and $42,000 due December 31, 2011
2012	Total of $62,000 with $10,000 due April 15, 2012; $52,000 due August 30, 2013.
2013	Total of $122,000 with $20,000 due August 30, 2013, $20,000 due December 31, 2013 and $82,000 due March 31, 2014
2014 and thereafter	Total of $120,000 yearly with $30,000 due quarterly on March 31; June 30; September 30, and December 31 of each year

Annual License Fees shall be due and payable as long as LICENSEE is actively marketing or has an active sublicense for Pyridorin. Annual License Fees paid each year shall be creditable only against Licensed Product Sublicense upfront fees and milestone payments (defined in Article 4-1.C. and 4-1.E. respectively) earned and payable in the same calendar year.

Scope of Amendment. This Fourth Amendment supersedes all proposals, oral, or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Fourth Amendment and all past dealings or industry customs. This Fourth Amendment shall be integrated in and form part of the Agreement upon execution. All terms

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and conditions of the Agreement shall remain unchanged except as modified by this Fourth Agreement and the terms of the Agreement, as modified by this Fourth Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Fourth Amendment, however, the terms of this Fourth Amendment shall control. This Fourth Amendment may be executed by electronic copy or facsimile and in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

Termination of this Amendment. If this Amendment is not signed within fifteen (15) business days after receipt, then the amendment and its terms shall become null and void. Also, if the total payment of one hundred twelve thousand dollars ($112,000) is not received by March 31, 2014, then the Amendment and its terms shall become null and void.

NOTICES, PAYMENT, AND OTHER COMMUNICATIONS

Any payment, notice or other communication required or permitted to be made or given to either Party hereto pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified United States Postal Service Express Mail, or by utilizing an express courier service (such as Federal Express, DHL, etc.), addressed to it at the address set forth below, or to such other address as the recipient shall have designated by written notice given to the other Party as follows:

In the Case of SCRF:

South Carolina Research Foundation

Technology Commercialization Office

Horizon I, 541 Main Street Columbia, South Carolina 29201

Attn: Tiffany Beverly

In the Case of NephroGenex:

Bob Peterson

Vice President of Product Development & Regulatory Affairs

NephroGenex, Inc.

4401 Research Commons Building, Suite 290

79 T.W. Alexander Drive

P.O. Box 14188

Research Triangle Park, NC 27709-4188

Office: (609) 986-1788

Cell: (609) 216-3045

peterson@nephrogenex.com

Payments may be made by wire transfer rather than by certified mail. If payment is made by wire transfer, written notice that payment was made by wire transfer must be made in accordance with the provisions of the above paragraph. Wire transfers should be made to the following account:

Name on Account:

Account Number:

Routing Number:

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IN WITNESS WHEREOF this Amendment has been executed as of the Amendment Effective Date by the parties hereto by their respective duly authorized representatives.

UNIVERSITY OF SOUTH CAROLINA		NEPHROGENEX, INC.
RESEARCH FOUNDATION

By:	/s/ Chad Hardaway	By:	/s/ Pierre Legault

Name:	Chad Hardaway	Name:	Pierre Legault
Title:	Director, Technology Commercialization	Title:	Chief Executive Officer

Date:	1/14/14	Date:	January 10, 2014

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